EXHIBIT 10.115

EXCLUSIVE PATENT LICENSE

             THIS LICENSE AGREEMENT made and entered into this 2nd day of June 1998 by and between Imaging Diagnostic Systems, Inc., a Florida Corporation "LICENSEE") and Richard Grable, an Individual ("GRABLE").

WHEREAS, GRABLE, is the owner of the following described patents:

Patent number 5,692,511, issued on December 2, 1987, as more fully described on Exhibit A hereto and incorporated herein (the "Patent").

WHEREAS, LICENSEE is a medical technology company that has developed a Computed Tomography Laser Mammography (system for detecting breast cancer through the skin in a non-invasive and objective procedure, which incorporates the use of the Patent (the "CTLM").

WHEREAS, GRABLE and LICENSEE had previously entered into an oral agreement, which was to be set forth in, written form by LICENSEE's former general counsel, whereby LICENSEE was to receive an exclusive License for the use of the Patent.

WHEREAS, LICENSEE's former general counsel did not provide the required License Agreement.

WHEREAS, LICENSEE has expended substantial funds, time and effort in developing the CTLM.

WHEREAS, GRABLE has expended substantial funds, time and effort in developing the Patent.

WHEREAS, GRABLE and LICENSEE wish to enter into a formal, written licensing agreement granting LICENSEE the exclusive License to use the patent, upon the terms and conditions contained herein.

NOW THEREFORE, the parties hereto in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the promises and covenants contained herein, agree as follows:

1.           GRANT.       GRABLE grants to LICENSEE the exclusive right to modify, customize, maintain, incorporate, manufacture, sell, and otherwise utilize and practice the above stated Patent, all improvements thereto and all technology related to the process, throughout the world.  This license shall apply to any extension or re-issue of the Patent.

2.           TERM.         This License shall be for the life of the Patent and any renewal thereof, subject to termination as provided for herein.

3.           CONSIDERATION.

(a)            Common Stock       As consideration for the License granted hereunder LICENSEE shall issue to GRABLE, 7,000,000 shares of the LICENSEE's Common Stock (the "Shares") as follows:

1.           3,500,000 shares upon execution of this Agreement;

2.           3,500,000 shares one year from the date of this Agreement.

The Shares shall be valued at fair market value as of the date of this Agreement,

(b)           Protection Against Dilution.        Upon the occurrence of any stock dividend, stock split, combination or exchange of shares, reclassification or recapitalization of the Company's common stock, reorganization of the Company, consolidation with or merger into or sale or conveyance of all or substantially all of the Company's assets to another corporation or any other similar event which serves to decrease the number of Shares issued pursuant to this Agreement (the "Event"), Grable shall receive, as additional consideration, that number of shares equal to the difference between the 7,000,000 Shares issued hereunder and the number of Shares Grable has remaining subsequent to the event.

(c)           In addition, the LICENSEE shall pay to Grable a royalty based upon the net selling price of all products and goods in which the Patent is used, before taxes and after deducting the direct cost of the product and commissions or discounts paid (the "Royalty").  The Royalty shall be as follows:

GROSS SALES                                                                           PERCENTAGE

$0 to $1,999,999 in gross sales                                                              10%

$2,000,000 to $3,999,999 in gross sales                                                 9%

$4,000,000 to $6,999,999 in gross sales                                                 8%

$7,000,000 to $9,999,999 in gross sales                                                 7%

Greater than $10,000,000 in gross sales                                                   6%

For purposes of this paragraph Net Sales shall mean the dollar amount earned from the sale by the Company, both international and domestic, before taxes minus the cost of the goods sold and commissions or discounts paid.

(1)           In the event that such products are used by the LICENSEE directly, or are disposed of in another manner than sale, the royalty shall be calculated on the customary price for similar goods.  In the event that any products made under the license are sold to a corporation, which is controlled by or is a subsidiary of LICENSEE, the royalty shall be determined by the re-sale price.

  (2)           Beginning the second year of this Agreement the minimum annual Royalty shall be $250,000.  In the event that the minimum is not paid in the first three quarterly payments in each year, sufficient funds shall be paid in the final quarter's payment.  Sums shall not carry over from year to year.

(3)           Royalties shall be paid on a quarterly basis, with a report of sales and payment due no later than 15 days after the end of the quarter.  LICENSEE shall permit GRABLE, and GRABLE's agents reasonable access to any and all of the records of LICENSEE related to the use of the patent and to Royalties.  Such accountings shall be deemed to be final if no objection or request for audit is received by LICENSEE within 1 year following receipt of such accounting.  In the event of a dispute, the parties shall appoint a disinterested certified public accountant to conduct an audit.  Each party may present argument or materials to the certified public accountant.  The decision of the certified public accountant shall be final and may be entered as a judgment in any court with jurisdiction.  The prevailing party shall pay the cost of the audit.  In the event that the parties cannot agree on a disinterested certified public accountant, each party shall appoint a certified public accountant and the two shall appoint a third certified public accountant, and the majority of those persons shall appoint the single disinterested Certified Public Accountant.  The expense of the panel of appointment shall be borne by each party equally.  Interest at the highest legal rate shall accrue on any unpaid royalties.

(4)           LICENSEE shall have this Agreement ratified by its Shareholders at its next special or annual meeting of Shareholders.  Upon obtaining such ratification, the Royalties set forth above shall take the place of the Development Royalties set forth in the Amendment to Grable's Employment Agreement dated February 23, 1995, and such Amendment shall become void and have no effect.

5.           IMPROVEMENTS.     In the event of any improvement of the Patent, these improvements shall be disclosed to the LICENSEE by GRABLE, and the LICENSEE shall have the right to use and practice the improvements.

6.           ASSISTANCE.           GRABLE shall provide reasonable cooperation and assistance to LICENSEE as to the practice and use of the patent.

7.           ACKNOWLEDGEMENTS

(a)           LICENSEE acknowledges and agrees that GRABLE is the sole owner of the Patent and all proprietary information in connection with the Patent and that such information constitutes trade secrets of GRABLE's, which are revealed to the LICENSEE in confidence and that no right is given to or acquired by the LICENSEE to disclose, duplicate, license, sell or reveal any portion thereof, except as contemplated by this Agreement.

(b)           GRABLE acknowledges and agrees that, except for the Patent and the proprietary information set forth in 7(a) above, the LICENSEE is the sole owner of all present and future patents and proprietary information in connection with the CTLM( and that such proprietary information constitutes trade secrets of the LICENSEE which are revealed to GRABLE in confidence and that no right is given to or acquired by GRABLE to disclose, duplicate, license, sell or reveal any portion thereof, except as contemplated in this Agreement.

8.           BOOKS AND RECORDS.  LICENSEE shall maintain full and accurate books and records showing production and sales of the CTLM( and shall furnish weekly reports with respect thereto in a form that may be reasonably specified from time to time by GRABLE, LICENSEE shall afford GRABLE or its representatives a reasonable opportunity once every week, during business hours and on at least 24 hours' prior notice, to conduct an examination of LICENSEE's books and records relating to this Agreement in order to ensure that LICENSEE is meeting its obligations to GRABLE as provided in this Agreement.  In the event that any review of the books and records of LICENSEE indicates that it has failed to properly account to GRABLE and the amount due GRABLE is in excess of 5% of the total amount due, LICENSEE shall promptly pay to GRABLE the sum due together with 18% per annum interest calculated on a 360 day year and any costs including professional fees incurred by GRABLE in reviewing the books and records of LICENSEE.

9.           CONFIDENTIALITY.          It is understood and agreed that any of GRABLE trade secrets or Proprietary Information that may from time to time be made available to become known to LICENSEE are to be treated as confidential, are to be used solely in connection with LICENSEE's performance under the terms of this Agreement and are not to be disclosed to any persons other than employees of LICENSEE who have a reasonable need for access thereto in connection with LICENSEE's performance of its duties hereunder.  Reasonable measures shall be taken to protect the confidentiality of GRABLE's trade secrets, Proprietary Information and any memoranda or papers containing trade secrets or Proprietary Information of GRABLE that LICENSEE may receive in connection herewith are to be returned to GRABLE upon request.  LICENSEE's obligations and duties under this section shall survive any termination of this Agreement.  If this LICENSEE is a corporation or other legal entity, LICENSEE shall have all officers, directors, partners and beneficial owners of any equity interest to execute such agreement as may be prepared by GRABLE agreeing to be bound by paragraphs 10, 11 and 12 of this Agreement.

10.           INDEMNIFICATION OF GRABLE       LICENSEE shall indemnify and save harmless GRABLE and his employees and agents from and against any loss, claim or damage including reasonable attorney's fees, resulting from any negligence or breach of warranty by LICENSEE in connection with the preparation, packaging, sale or distribution of the CTLM (or other product of LICENSEE.  With respect to the risks thus assumed, LICENSEE shall maintain a policy of contractual liability insurance in the minimum amount of $1,000,000 single unit coverage with an insurer satisfactory to GRABLE, and shall cause this insurer to provide GRABLE within 15 days after the date of this Agreement with an appropriate certificate of insurance evidencing this contractual liability insurance coverage, which may not be materially modified or canceled on less than 30 days prior written notice to GRABLE.  At the request of GRABLE, LICENSEE will defend GRABLE and his employees and agents in connection with any claim, suit, action or proceeding covered by this indemnification.

11.           TRADE SECRETS AND PROPRIETARY INFORMATION.    Subject to the foregoing, LICENSEE acknowledges the validity of and ownership by GRABLE of the trade secrets and Proprietary Information in connection with the sale of the CTLM (and agrees to take no action that would prejudice or interfere with the validity or ownership.  All use of the trade secrets and Proprietary Information by LICENSEE under this Agreement shall inure to the exclusive benefit of GRABLE.

12.           INJUNCTIVE RELIEF.    GRABLE shall have the right to injunctive relief to enforce the covenants of paragraphs 10 and 11 of this Agreement, without having to plead or prove irreparable harm or lack of adequate remedy at law in addition to any other relief to which it may be entitled at law or in equity.

13.           ABSOLUTE RESTRICTION ON TRANSFER WITHOUT GRABLE'S CONSENT.  The grant of the license hereunder is unique to LICENSEE and may not be transferred, or in effect transferred in whole or in part, whether by independent agreement, acquisition by another party of LICENSEE's capital stock or assets, mortgage pledge, lease or other assignment as security, merger, consolidation or other reorganization, the succession by another party to LICENSEE's business by operation of law, as a consequence of any transaction that results in a change in the ownership or right of control of LICENSEE or otherwise unless GRABLE has expressly consented in writing thereto.

In the event that there is an acquisition by another party of LICENSEE's capital stock or assets, mortgage pledge, lease or other assignment as security, merger, consolidation or other reorganization, the succession by another party to LICENSEE's business by operation of law, as a consequence of any transaction that results in a change in the ownership or right of control of LICENSEE or otherwise, without Grable's specific written consent as to that event or occurrence, Grable, at his sole option may immediately terminate this Agreement.

This Agreement shall immediately terminate, without further action on the part of any party, in the event that insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, designating LICENSEE as the bankrupt or insolvent, are instituted, pending or threatened or if LICENSEE makes an assignment for the benefit of creditors or takes any action with a view to, or that would constitute the basis for, the institution of any such insolvency proceedings.

14.           TERMINATION BY GRABLE UPON NOTICE.  This Agreement may be terminated at any time by GRABLE in the event that LICENSEE shall fail to perform any of the covenants and obligations herein.  Upon written notice of termination delivered to LICENSEE by GRABLE, stating the nature and character of the breach and allowing LICENSEE an opportunity to cure such failure within 15 days after giving notice, if the failure has not been corrected by LICENSEE within the 15 day period GRABLE may terminate this Agreement forthwith without the requirement of any additional notice to LICENSEE to that effect.  Notwithstanding the above, GRABLE is not required to give LICENSEE the opportunity to correct a default that is a repetition within any 12 month period of a prior default for the same cause and may terminate this Agreement forthwith by written notice.

15.           WAIVER.  The failure of either party to give notice of nonperformance or termination shall not constitute a waiver of the covenants, terms or conditions herein or of the rights of either party thereafter to enforce those covenants, terms or conditions or to terminate this Agreement upon any subsequent occurrence or date.

16.           ACTIONS TO BE TAKEN UPON TERMINATION OF LICENSE.  Upon the termination of this Agreement, except as may otherwise be provided herein, the license and all rights and privileges granted to LICENSEE under this Agreement shall immediately cease and terminate and LICENSEE in the absence of a renewal agreement shall thereupon immediately discontinue forever (i) the production and sale of the CTLM( and  (ii) the use of the Patent trade secrets and Proprietary Information in connection with LICENSEE's business.

17.           ASSIGNMENT AND TRANSFER.   This License may not be assigned or transferred by LICENSEE except with the prior approval of GRABLE, which shall be at his sole discretion.

18.           FURTHER ASSURANCES.  The parties agree to execute and deliver from time to time at the request of any of the other parties to this Agreement and without further consideration, such additional documents and to take such other action necessary to consummate the transactions contemplated herein.

19.           NOTICES.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

LICENSEE                                                       Imaging Diagnostic Systems, Inc.
6531 NW 18th Court
 Plantation Florida 33313

GRABLE                                                          Richard J. Grable
 12000 NW 11th Court
                                                                     Plantation Florida 33323

or to such other address as either of them, by written notice to the other may designate from time to time.  The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery.  Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

20.           GOVERNING LAW.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be brought in a court of competent jurisdiction in Broward County, Florida and governed or interpreted according to the internal laws of the State of Florida.

21.           ENTIRE AGREEMENT.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral or written agreements regarding the same subject matter.

22.           SEVERABILITY CLAUSE.  In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

23.           SUCCESSORS.  Subject to the provisions of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

24.           SECTION AND PARAGRAPH HEADINGS.  The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

25.           AMENDMENT.  This Agreement may be amended only by an instrument in writing executed by all parties hereto.

26.           COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature, provided however that original signatures must be provided within five business days from the date of signing.

IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.

/s/ Richard J. Grable
Richard J. Grable, Individually

Imaging Diagnostic Systems, Inc

By: /s/ Allan L. Schwartz
Allan L. Schwartz, Executive Vice President